As filed with the Securities and Exchange Commission on September 18, 2009.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPTON PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Alberta, Canada	1311	98-0558625
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

Suite 500 Bankers Court 850 – 2nd Street S.W. Calgary, Alberta, Canada T2P 0R8 (403) 237-9400

(Registrant’s principal executive offices)

CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8940

(Agent for service in the United States)

The Commission is requested to send copies of all communications to:

C.W. Leigh Cassidy Compton Petroleum Corporation Suite 500 Bankers Court 850- 2nd Street S.W. Calgary, Alberta, Canada T2P 0R8 (403) 237-9400	Leland P. Corbett Stikeman Elliott LLP 4300 Bankers Hall West 888 – 3rd Street S.W. Calgary, Alberta, Canada T2P 5C5 (403) 266-9000	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3078	Mark G. Eade McCarthy Tétrault LLP 3300, 421 – 7th Avenue S.W. Calgary, Alberta, Canada T2P 4K9 (403) 260-3524

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☑at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☑ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)(2)	AMOUNT OF REGISTRATION FEE
Common Stock(3)	138,000,000	$1.46(4)	$201,480,000	$11,243

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o).
(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.
(3)	Calculated in accordance with Rule 457(i) under the Securities Act of 1933. Shares of common stock registered hereby are issuable upon exercise of warrants. Each warrant is exercisable for one share of common stock at an exercise price of Cdn$1.55 per share of common stock.
(4)	Based on Cdn$1.55 converted into U.S. dollars based on the noon rate of exchange on September 17, 2009, as reported by the Bank of Canada of Cdn.$1.00=US$0.9422.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Base Shelf Prospectus

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and a preliminary short form prospectus has been filed with the securities regulatory authority in Alberta. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective and a receipt for the short form prospectus is obtained from the securities regulatory authorities. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in the province of Alberta that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary, Compton Petroleum Corporation at our head office located at Suite 500 Bankers Court 850 – 2nd Street S.W., Calgary, Alberta, T2P 0R8 (Telephone: (403) 237-9400), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM PROSPECTUS

New Issue	September 18, 2009

COMPTON PETROLEUM CORPORATION

138,000,000

Common Shares

Compton Petroleum Corporation (“Compton” or the “Company”) may from time to time offer and issue up to 138,000,000 common shares (the “Common Shares”) of the Company during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains valid (the “Offering”). The distribution of Common Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

This Prospectus qualifies Common Shares, including common shares issuable on exercise of the common share purchase warrants (the “Warrants”) issued under the unit offering of the Corporation as further described herein (including under the over-allotment option granted in connection therewith) (the “Unit Offering”). The specific terms of any offering of Common Shares will be set out in the applicable Prospectus Supplement, including the currency in which the Common Shares will be issued and any other specific terms. A Prospectus Supplement may include specific terms pertaining to the Common Shares that are not within the alternatives and parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the Prospectus Supplement pertains.

The issued and outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “CMT” and on the New York Stock Exchange (“NYSE”) under the symbol “CMZ”. The TSX has conditionally approved the listing on the TSX of the Warrants under the symbol “CMT.WT”, and the listing of the additional Common Shares issuable pursuant to the Unit Offering, including on exercise of the Warrants. We have applied to the NYSE for listing approval of the Common Shares issuable pursuant to the Unit Offering, including on exercise of the Warrants. Listing is subject to the Company fulfilling all the listing requirements of the TSX and NYSE, respectively.

Compton’s head office is located at 500 Bankers Court, 850 – 2nd Street S.W., Calgary, Alberta T2P 0R8 and its registered office is located at 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, Alberta T2P 5C5.

This Offering is made by a Canadian issuer that is permitted, under the multi-jurisdictional disclosure system adopted in the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein by reference have been prepared in accordance with generally accepted accounting principles which are in effect from time to time in Canada (“Canadian GAAP”), and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated and organized under the laws of Canada, that some or all of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investing in the Common Shares involves a high degree of risk. You should carefully read “Risk Factors’ beginning on page 11 and of the applicable Prospectus Supplement.

FORWARD-LOOKING INFORMATION

This Prospectus (and any Prospectus Supplement) and the documents incorporated by reference herein and therein include “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) . Forward-looking information and statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by them. Sentences and phrases containing words such as “believe”, “estimate”, “anticipate”, “plan”, “predict”, “outlook”, “goals”, “targets”, “projects”, “may”, “hope”, “can”, “will”, “shall”, “should”, “expect”, “intend”, “is designed to”, “continues”, “with the intent”, “potential”, “strategy”, and the negative of any of these words, or variations of them, or comparable terminology that does not relate strictly to current or historical facts, are all indicative of forward-looking information or statements. Discussions containing forward-looking statements may be found, among other places, in “The Company” and “Recent Developments” sections herein and in the “General Development of the Business”, “Description of the Business” and “Risk Factors” sections of our Annual Information Form (as defined herein) and other documents incorporated by reference herein. Examples of forward-looking information and statements in this short form prospectus and the Annual Information Form and the other documents incorporated by reference herein include, but are not limited to:

•	the use of proceeds from the Unit Offering;

•	the focus of capital expenditures;

•	the sale, farming in, farming out or development of certain exploration properties using third party resources;

•	the impact of changes in oil and natural gas prices on cash flow after hedging;

•	drilling plans;

•	the existence, operation and strategy of the commodity price risk management program;

•	the approximate and maximum amount of forward sales and hedging to be employed;

•	Compton’s growth strategy, the criteria to be considered in connection therewith and the benefits to be derived therefrom;

•	the impact of Canadian federal and provincial governmental regulation on Compton relative to other oil and gas issuers of similar size;

•	the goal to sustain or grow production and reserves through prudent management and acquisitions;

•	the emergence of accretive growth opportunities; and

•	Compton’s ability to benefit from the combination of growth opportunities and the ability to grow through the capital markets.

The material assumptions in making these forward-looking statements include certain assumptions disclosed in the Annual Management’s Discussion and Analysis (as defined herein) under the headings “Liquidity and Capital Resources”, “Capital Structure” , “Outlook and Guidance for 2009” and “Critical Accounting Estimates”.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, levels of activity, performance, or achievements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this Prospectus (and any Prospectus Supplement) and the documents incorporated by reference herein and therein and they include, but are not limited to:

•	general economic conditions in Canada, the United States and globally;

•	industry conditions, including volatility in market prices for oil and natural gas;

•	royalties payable in respect of Compton’s oil and natural gas production;

•	governmental regulation of the oil and gas industry, including environmental regulation;

•	fluctuation in foreign exchange or interest rates;

•	unanticipated operating events which can reduce production or cause production to be shut in or delayed or operating costs to increase;

•	failure to obtain industry partner and other third party consents and approvals, when required;

•	stock market volatility and market valuations; and

•	the need to obtain required approvals from regulatory authorities.

Statements relating to “reserves” or “resources” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the resources and reserves described can be profitably produced in the future. Readers are cautioned that the foregoing list of factors is not exhaustive. The forward-looking statements contained in this Prospectus (and any Prospectus Supplement) and the documents incorporated by reference herein: (a) were made as of the dates stated therein and have not been updated except as modified or superseded by a subsequently filed document that is also incorporated by reference in this Prospectus; (b) represent our views as of the date of such documents and should not be relied upon as representing our views as of any subsequent date; and (c) are expressly qualified by this cautionary statement. While we anticipate that subsequent events and developments may cause our views to change, we specifically disclaim any intention or obligation to update forward-looking information and statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws. Except as required by law, Compton has no obligation to update or revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

Forward-looking information and statements contained in this Prospectus (and any Prospectus Supplement) and the documents incorporated herein (and therein) by reference about prospective results of operations, financial position or cash flows that are based upon assumptions about future economic conditions and courses of action are presented for the purpose of assisting our securityholders in understanding management’s current views regarding those future outcomes, and may not be appropriate for other purposes.

There can be no assurance that the forward-looking information and statements will prove to be accurate, and actual results and future events could vary or differ materially from those anticipated by them. Accordingly, undue reliance should not be placed on forward-looking information and statements. Forward-looking information and statements for time periods subsequent to 2009 involve greater risks and require longer term assumptions and estimates from those for 2009, and are consequently subject to greater uncertainty. Therefore, special caution should be taken in terms of placing reliance on such long-term forward-looking information and statements.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation existing under the laws of Canada. A majority of our assets are located outside of the United States and most of our directors and officers and some of the experts named in this Prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under United States federal securities laws. We have been advised by Stikeman Elliott LLP, our Canadian counsel, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

We have filed with the SEC, concurrently with the registration statement on Form F-10 relating to the Offering, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the Offering.

PRESENTATION OF OIL AND GAS RESERVES AND PRODUCTION INFORMATION

Under rules currently in effect, the SEC generally permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and interests of others which are those reserves that a company has demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. The securities regulatory authorities in Canada have adopted National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulators, to disclose not only proved reserves but also probable reserves, possible reserves and contingent resources, and to disclose reserves and production on a gross basis before deducting royalties. Probable reserves, possible reserves and contingent resources are of a higher risk and are less likely to be accurately estimated or recovered than proved reserves. Because we are permitted to disclose reserves in accordance with Canadian disclosure requirements, we have disclosed in the documents incorporated by reference into the Prospectus reserves designated as “probable reserves”, “possible reserves” and “contingent resources”. If required to be prepared in accordance with U.S. disclosure requirements currently in effect, the SEC’s guidelines would prohibit reserves in these categories from being included. Moreover, as permitted by NI 51-101, we have determined and disclosed the net present value of future net revenue from our reserves using forecast prices and costs. The SEC does not permit the disclosure of the net present value of future net revenue from reserves based on forecast prices and costs and generally requires that prices and costs be held constant at levels in effect, under rules currently in effect, at the date of the reserve report. Additional information prepared in accordance with United States Statement of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities” relating to our oil and gas reserves is set forth in the disclosure of our oil and gas producing activities prepared in accordance with SFAS No. 69 – “Disclosure about Oil and Gas Producing Activities”, which is incorporated into the Prospectus by reference. The SEC has adopted revisions to its oil and gas reporting rules that, effective as of January 1, 2010, among other things will modify the standards to establish proved reserves and permit disclosure of probable and possible reserves under certain circumstances. However, it is likely that significant differences will remain between the reserve categories and reserve reporting generally under Canadian and U.S. securities laws and rules. Unless otherwise stated, all of the reserves information contained in the documents incorporated by reference into the Prospectus (and any Prospectus Supplement), have been calculated and reported in accordance with NI 51-101.

CURRENCY AND EXCHANGE RATE INFORMATION

All references to “$”, “Cdn$” and “dollars” in this Prospectus (and any Prospectus Supplement), refer to Canadian dollars, unless otherwise stated. References to “US$” in this Prospectus (and any Prospectus Supplement), refer to United States dollars. The following table sets forth, for each of the years indicated, the year-end noon exchange rate, the average noon exchange rate and the high and low noon exchange rates of one Canadian dollar in exchange for U.S. dollars using information provided by the Bank of Canada.

	Year Ended December 31,		12 Months Ended June 30,
	2008	2007	2009	2008
High	$1.0289	$1.0908	$0.9984	$1.0905
Low	$0.7711	$0.8437	$0.7692	$0.9298
Average	$0.9441	$0.9376	$0.8579	$0.9897
Year-End	$0.8166	$1.0120	$0.8602	$0.9817

The noon exchange rate on September 17, 2009, using information provided by the Bank of Canada for the conversion of Canadian dollars into United States dollars, was $1.00 equals US$0.9422.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the securities regulatory authorities in each of the provinces of Canada are specifically incorporated by reference in this Prospectus:

(a)	our Annual Information Form dated March 23, 2009 (the “Annual Information Form”) for the year ended December 31, 2008;

(b)	our Management Proxy Circular dated March 23, 2009 in connection with the Annual and Special Meeting of Shareholders held on May 11, 2009;

(c)	our Audited Consolidated Financial Statements (the “Consolidated Financial Statements”) as at and for the years ended December 31, 2008 and 2007 and related notes, together with the auditors’ reports thereon;

(d)	our Management’s Discussion and Analysis of the financial condition and results of operations of Compton as at and for the year ended December 31, 2008;

(e)	our unaudited interim comparative consolidated financial statements as at June 30, 2009 and for the three and six month periods ended June 30, 2009 and 2008, and the notes thereto;

(f)	our Management’s Discussion and Analysis of financial condition and results of operations as at and for the three and six month periods ended June 30, 2009; and

(g)	our Material Change Report dated January 16, 2009 relating to the appointment of the President and Chief Executive Officer.

Any annual information form, annual or interim financial statement and related Management’s Discussion and Analysis, material change report (excluding confidential material change reports), business acquisition report, information circular, press releases containing financial information for financial periods more recent than the most recent annual or interim financial statements, all Prospectus Supplements or disclosure document filed pursuant to an undertaking to a Canadian securities regulatory authority filed by us with any securities commission or similar regulatory authority in Canada subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference into this Prospectus, as well as any other document so filed by us which expressly states it is to be incorporated by reference into this Prospectus. These documents will be available on SEDAR, which can be accessed at www.sedar.com. In addition, any report on Form 6-K or Form 40-F and any other documents filed with or furnished by us to the SEC pursuant to the Exchange Act, after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement on Form F-10 of which this Prospectus forms a part, if and to the extent expressly provided in such report. Our periodic reports on Form 6-K and our annual reports on Form 40-F are available at the SEC’s website at www.sec.gov.

Any statement contained herein, or in any document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form and the related annual financial statements and accompanying Management’s Discussion and Analysis being filed by the Company with and, where required, accepted by the applicable securities regulatory authorities during the term of this Prospectus, the previous annual information form, the previous annual financial statements and accompanying Management’s Discussion and Analysis, all interim financial statements and accompanying Management’s Discussion and Analysis and material change reports filed by the Company prior to the commencement of the financial year of the Company in which the new annual information form and the related annual financial statements and accompanying Management’s Discussion and Analysis are filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Common Shares hereunder. Upon interim financial statements and the accompanying Management’s Discussion and Analysis being filed by the Company with the applicable securities regulatory authorities during the term of this Prospectus, all interim financial statements and accompanying Management’s Discussion and Analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

The Company will provide without charge to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Compton Petroleum Corporation, Suite 500, Bankers Court, 850 – 2nd Street S.W., Calgary, Alberta, Canada, T2P 0R8, Attention: Corporate Secretary, telephone number (403) 237-9400.

Prospective investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part. The Company has not authorized anyone to provide prospective investors with different or additional information. The Company is not making an offer of these Common Shares in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.

ABOUT THIS PROSPECTUS

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included in any Prospectus Supplement is determined using Canadian GAAP. For a discussion of the principal differences between the Company’s financial results as calculated under Canadian GAAP and US GAAP, prospective investors should refer to Note 22 of Compton’s Consolidated Financial Statements entitled “United States accounting principles and reporting”.

A Prospectus Supplement containing the specific terms of an offering of Common Shares will be delivered to purchasers of such Common Shares together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Common Shares offered thereunder.

THE COMPANY

Compton is an Alberta based independent public company actively engaged in the exploration, development, and production of natural gas, natural gas liquids, and crude oil in the Western Canada Sedimentary Basin in Canada. Compton commenced operations in 1993 with $1 million of share capital, a small dedicated technical team, and a large seismic database. The objective was to build a company through internal, full-cycle exploration, complemented by strategic acquisitions. Compton’s goal was to create a company capable of long-term sustained growth with a primary focus on natural gas. Compton’s focus and strategy have remained unchanged since inception.

Further particulars with respect to our business operations and ownership restrictions are contained under the headings “General Development of the Business” and “Description of the Business” in the Annual Information Form and in the other documents incorporated herein by reference.

RECENT DEVELOPMENTS

Credit Facilities

In early July 2009, we reached an agreement with the lenders under our $353 million credit facility to renew the facility to July 2010. We also secured a $30 million working capital facility. The credit facilities are subject to a redetermination of the borrowing base on July 2 and December 31 of each year.

Compton is taking a multi-faceted, staged approach to its previously announced recapitalization, which is intended to support the needs of all stakeholders. Compton’s recapitalization approach is considering the potential utilization of a number of alternatives to reduce Compton’s debt level, including the issuance of new capital and/or equity, the conversion of debt to equity, the sale of gross overriding royalty interests on properties, the sale of assets, and/or mergers or acquisitions.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Common Shares, the Company intends to use the net proceeds from the sale of Common Shares to repay indebtedness and for general corporate purposes. The Company may invest funds which the Company does not immediately use. Such investments may include short-term marketable investment grade securities. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

Unit Offering

On September 11, 2009, we filed an amended and restated preliminary short form prospectus with the securities commissions in all of the provinces of Canada except Quebec and we filed an amended registration statement on Form F-10 (File No. 333- 161851) with the SEC relating to an offering by us of units (the “Units”). Each Unit consists of one common share and one common share purchase warrant (a “Warrant”). Each Warrant will entitle the holder to purchase one Common Share at an exercise price of $1.55 per Common Share at any time up to 5:00 p.m. (Calgary time) on the date which is 24 months from the closing date of the Unit Offering (the “Warrant Expiry Time”). The Common Shares and Warrants comprising the Units will separate immediately upon the closing of the Unit Offering, which is expected to be completed on or about September 25, 2009.

In connection with the Unit Offering we have entered into an agreement (the “Underwriting Agreement”) dated September 11, 2009 with Canaccord Capital Corporation, BMO Nesbit Burns Inc., FirstEnergy Capital Corp., Scotia Capital Inc., TD Securities Inc. and Salman Partners Inc. (the “Unit Underwriters”), pursuant to which we have agreed to sell and the Unit Underwriters have agreed to purchase (subject to the terms of the Underwriting Agreement) on September 25, 2009 the Units at a price of $1.25 per Unit (the “Offering Price”), payable in cash to us against delivery. The obligations of the Unit Underwriters in the Unit Offering under the Underwriting Agreement may be terminated at their discretion on the basis of their assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events.

Pursuant to the Underwriting Agreement, we have agreed to pay to the Unit Underwriters in the Unit Offering a commission equal to 6% of the gross proceeds from the issue and sale of the Units and to reimburse the Unit Underwriters for expenses for various services rendered to us in connection with this offering. We have also granted the Unit Underwriters in the Unit Offering an over-allotment option (the “Over-Allotment Option”) under the Underwriting Agreement, exercisable not later than 30 days after the closing of the Unit Offering, to purchase at the Offering Price up to an additional 18 million Units at the price of $1.25 per Unit solely to cover over-allotments, if any, and for market stabilization purposes. If the Unit Underwriters in the Unit Offering exercise the Over-Allotment Option in full, the total price to public will be $172,500,000, the total Unit Underwriters fee will be $10,350,000 and the total net proceeds to the Company under the Unit Offering (excluding expenses of the Unit Offering) will be $162,150,000.

It is a condition of the closing of the Unit Offering that the registration statement of which this Prospectus forms a part be declared effective by the SEC and that we have filed with the SEC a registration statement registering the Common Shares issuable from time to time on the exercise of the Warrants.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital on a consolidated basis from June 30, 2009 to the date of this Prospectus. After giving effect to the Unit Offering, our shareholders’ equity will increase by the amount of the net proceeds of the Unit Offering and the issued and outstanding Common Shares will increase by 120,000,000 Common Shares. The following table sets forth the consolidated capitalization of the Company as at June 30, 2009, both before and after giving effect to the Unit Offering:

Designation	As at June 30, 2009 before giving effect to the Offering	As at June 30, 2009 after giving effect to the Offering and the repayment of bank debt	As at June 30, 2009 after giving effect to the Offering and the repayment of bank debt, assuming the Over-Allotment Option is exercised in full
Bank Debt(1)	$342,060,981	$201,860,981	$180,710,981
Senior Term Notes	$523,125,000	$523,125,000	$523,125,000
Adjusted Working Capital(2)	$(4,141,762)	$(4,141,762)	$(4,141,762)

Total Net Debt	$861,044,219	$720,844,219	$699,694,219

Shareholders Equity(3)	$838,072,764	$978,272,764	$999,422,764

Total Capitalization	$1,699,116,983	$1,699,116,983	$1,699,116,983

Common Shares	125,573,451	245,573,451	263,573,451
Warrants	—	120,000,000	138,000,000

(1)	The net proceeds of the Unit Offering of approximately $140,200,000 ($161,350,000 if the Over-Allotment Option is exercised in full) will initially be used to pay down the Company’s bank debt.
(2)	Adjusted working capital (surplus) deficiency excludes risk management items, related future income taxes and bank debt.
(3)	At June 30, 2009, the Company had retained earnings of $566,437,206, Common Shares outstanding in the amount of $237,349,199 and contributed surplus of $34,286,359.

In the event of the full exercise of the Warrants, our shareholders’ equity will increase by an additional $186,000,000 and the number of issued and outstanding Common Shares will increase by an additional 120,000,000 Common Shares.

PLAN OF DISTRIBUTION

The Company may sell Common Shares to or through underwriters or dealers and also may sell Common Shares directly to purchasers or through agents. The distribution of Common Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying prospectus supplement. In connection with the sale of Common Shares, underwriters may receive compensation from the Company or from purchasers of Common Shares for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Common Shares may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of Common Shares by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers or other persons acting as the Company’s agents to solicit offers by certain institutions to purchase the Common Shares directly from the Company pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

This Prospectus qualifies Common Shares, including Common Shares issuable on exercise of the Warrants issued under the Unit Offering. The specific terms of any offering of Common Shares will be described in the applicable Prospectus Supplement. The Prospectus Supplement relating to any offering of Common Shares will set forth the terms of the offering of the Common Shares, including, to the extent applicable, the initial offering price, the proceeds to the Company, the underwriting discounts or commissions, the currency in which the Common Shares may be issued and any other discounts or concessions to be allowed or reallowed to dealers. Any underwriters involved with respect to any offering of Common Shares sold to or through underwriters will be named in the prospectus supplement relating to such offering.

Holders of Warrants resident in the United States who acquire Common Shares pursuant to the exercise of Warrants in accordance with their terms and under this Prospectus and any applicable Prospectus Supplement may have a right of action against the Company for any misrepresentation in this Prospectus or any applicable Prospectus Supplement. However, the existence and enforceability of such a right of action is not without doubt. By contrast, holders of Warrants resident in Canada who may acquire Common Shares pursuant to the exercise of Warrants in accordance with their terms and who will be deemed to acquire such Common Shares under applicable Canadian prospectus exemptions, will not have any such right of action.

The Company has agreed with the Unit Underwriters under the Unit Offering to use its reasonable efforts to maintain an effective registration statement providing for the registration of the Common Shares issuable on the exercise of the Warrants until the earlier of the expiration date of the Warrants and the date upon which all such Warrants have been exercised.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Common Shares may be entitled to indemnification by the Company against certain liabilities, including liabilities under applicable securities legislation. The underwriters, dealers and agents with whom the Company enters into agreements may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

RISK FACTORS

Prospective purchasers of Common Shares should consider carefully the risk factors contained in and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Common Shares.

Discussions of certain risks affecting the Company in connection with its business are provided in the Company’s annual disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

DESCRIPTION OF SECURITIES

Our authorized share capital consists of an unlimited number of Common Shares without nominal or par value, of which, at September 17, 2009, 125,573,451 Common Shares were outstanding as fully paid and non-assessable shares. We are also authorized to issue an unlimited number of preferred shares without nominal or par value (the “Preferred Shares”), issuable in series (none of which are outstanding). In addition, as of September 17, 2009, there were stock options outstanding to acquire 8,656,901 Common Shares pursuant to our stock option plan, and there were restricted share units outstanding entitling the holders thereof to receive aggregate cash payments equal to $2,255,251 pursuant to our restricted share unit plan. The following is a summary of the material provisions attaching to these classes of shares.

Description of Share Capital

Common Shares

The Common Shares have attached to them the following rights, privileges, restrictions and conditions: (i) except for meetings at which only holders of another specified class or series of shares of Compton are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of Compton; (ii) subject to the rights, privileges, restrictions and conditions attached to any Preferred Shares, the holders of Common Shares are entitled to receive dividends if, and when, declared by the directors of Compton; and (iii) subject to the rights, privileges, restrictions and conditions attached to any other class of shares of Compton, the holders of Common Shares are entitled to share equally in the remaining property of Compton upon liquidation, dissolution or winding-up of Compton.

Preferred Shares

The Preferred Shares may be issued in one or more series, and the directors are authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions, and conditions attached to the shares of each series. Holders of Preferred Shares do not hold voting rights. The Preferred Shares are entitled to a priority over the Common Shares with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution, or winding-up of Compton.

Warrants

The Warrants will be issued under the Warrant Indenture to be entered into between the Company and the Warrant Agent as of the closing date of the Unit Offering. Each Warrant will be transferable and will entitle the holder (each, a “Warrantholder”) to purchase one Warrant Share at a price of $1.55 at any time up to 5:00 p.m. (Calgary time) on the date which is 24 months from the date of issuance of the Warrants, after which time the Warrants will expire. The Company will appoint the principal transfer offices of the Warrant Agent in Calgary, Alberta and Toronto, Ontario as locations at which the Warrants may be surrendered for exercise, transfer or exchange. Under the Warrant Indenture, the Company may from time to time, subject to applicable law, purchase, by invitation for tender, in the open market, by private contract on any stock exchange or otherwise, any of the Warrants then outstanding, and any Warrants so purchased will be cancelled.

The Warrant Indenture will provide for adjustment in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including:

(a)	the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of the Common Shares by way of a stock dividend or other distribution (other than a “dividend paid in the ordinary course”, as defined in the Warrant Indenture, or a distribution of Common Shares upon the exercise of any outstanding warrants or options);

(b)	the subdivision, re-division or change of the Common Shares into a greater number of shares;

(c)	the consolidation, reduction or combination of the Common Shares into a lesser number of shares;

(d)	the issuance to all or substantially all of the holders of the Common Shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the “current market price”, as defined in the Warrant Indenture, for the Common Shares on such record date; or

(e)

the issuance or distribution to all or substantially all of the holders of the Common Shares of securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable or convertible into any such shares or property or assets and including evidences of indebtedness, or any property or other assets.

The Warrant Indenture will also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price per security in the event of the following additional events:

(a)	reclassification, re-designation or other change of the Common Shares;

(b)	consolidations, amalgamations, arrangements or mergers of the Company with or into any other corporation or other entity (other than consolidations, amalgamations, arrangements or mergers which do not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares); or

(c)	the transfer, sale or conveyance of the undertaking or assets of the Company in their entirety or substantially in their entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property.

No adjustment in the exercise price or the number of Warrant Shares issuable upon exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the exercise price or a change in the number of Common Shares purchasable upon exercise by at least one one-hundredth of a Common Share, as the case may be.

The Company will covenant in the Warrant Indenture that, during the period in which the Warrants are exercisable, it will give notice to Warrantholders of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least ten business days prior to the record date or effective date, as the case may be, of such event. With respect to any Warrants held, Warrantholders will not have any voting or pre emptive rights or any other rights which a holder of Warrant Shares would have.

The Warrant Indenture will provide that, from time to time, the Company and the Warrant Agent, without the consent of the Warrantholders, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not prejudice the rights of any Warrantholder. Any amendment or supplement to the Warrant Indenture that would prejudice the interests of the Warrantholders may only be made by “extraordinary resolution”, which will be defined in the Warrant Indenture as a resolution either (1) passed at a meeting of the Warrantholders at which there are Warrantholders present in person or represented by proxy representing at least 25% of the aggregate number of the then outstanding Warrants (unless such meeting is adjourned to a prescribed later date due to a lack of quorum, at which adjourned meeting the Warrantholders present in person or by proxy shall form a quorum) and passed by the affirmative vote of Warrantholders representing not less than 66 2/3% of the aggregate number of all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution, or (2) adopted by an instrument in writing signed by the Warrantholders representing not less than 66 2/3% of the aggregate number of all the then outstanding Warrants.

Warrants may be exercised upon surrender of the Warrant certificate on or before the Warrant Expiry Time at the principal office of the Warrant Agent, with the notice of exercise on the back of the Warrant certificate completed and executed as indicated, accompanied by payment of the exercise price for the number of Warrant Shares for which the Warrants are being exercised. As only one Warrant certificate will be issued in the book-based system to CDS, beneficial Warrantholders should contact the registered dealer or broker through which such Warrantholder purchased Units for instructions on how to exercise the Warrants held by them. There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants comprising part of the Units that are purchased under the Unit Offering short form prospectus. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants and the extent of issuer regulations.

The foregoing is a summary of the material provisions of the Warrant Indenture, but is not, and does not purport to be, a complete summary and is qualified in its entirety by reference to the provisions of the Warrant Indenture in the form to be agreed upon by the parties.

Shareholder Rights Plan

We have a shareholder rights plan (the “Rights Plan”) under the terms of a shareholder rights plan agreement dated as of June 3, 2009 between us and Computershare Trust Company of Canada, as rights agent. The Rights Plan is designed to encourage the fair treatment of shareholders in connection with a take-over bid for Compton. Rights issued under the Rights Plan become exercisable when a person, and any related parties, acquires or announces its intention to acquire 20% or more of the outstanding Common Shares without complying with certain provisions set out in the Rights Plan or without approval of the board of directors of Compton. Should such an acquisition or announcement occur, each rights holder, other than the acquiring person and related parties, will have the right to purchase one Common Share for each right held.

LEGAL MATTERS

Certain Canadian legal matters relating to this Offering will be passed upon on our behalf by Stikeman Elliott LLP. Certain United States legal matters relating to the Offering will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton  & Garrison LLP.

INTEREST OF EXPERTS

As of the date of this Prospectus, the partners and associates of Stikeman Elliott LLP, as a group, owned, directly or indirectly, less than 1% of the outstanding Common Shares.

Reserve estimates contained in the AIF, and incorporated by reference into this Prospectus, are based upon a report prepared by Netherland, Sewell & Associates, Inc. (“Netherland Sewell”) as at December 31, 2008. As of the date of this Prospectus, the principals of Netherland Sewell, as a group, own, directly or indirectly, less than 1% of the outstanding Common Shares.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; consent of Grant Thornton LLP; consent of Stikeman Elliott LLP; the form of Warrant Indenture; and powers of attorney from directors and officers of the Company.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC. Copies of this Prospectus and the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary, Compton Petroleum Corporation at our registered office located at 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, Alberta T2P 5C5 (Telephone: (403) 266 9046).

In addition to the continuous disclosure obligations under the securities laws of the provinces of Canada, we are subject to the information reporting requirements of the Exchange Act, and in accordance therewith file reports with, and furnish other information to, the SEC. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR and any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC also maintains a website, at www.sec.gov, that contains reports and other information we file with the SEC.

We will file with the SEC under the U.S. Securities Act a registration statement on Form F-10 relating to the securities being offered hereunder and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

AUDITORS’ CONSENT

To:	The Board of Directors of Compton Petroleum Corporation:

We have read the preliminary short form base shelf prospectus of Compton Petroleum Corporation (the “Company”) dated September —, 2009 relating to the offering of Common Shares of the Company. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned preliminary short form base shelf prospectus of our audit reports to the shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2008 and 2007 and the consolidated statements of earnings (loss) and other comprehensive income, retained earnings and cash flows for each of the years then ended, dated March 20, 2009.

(Signed) Grant Thornton LLP

Chartered Accountants,

Calgary, Canada

September —, 2009

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Business Corporations Act (Alberta) (“ABCA”) and the Canada Business Corporations Act (“CBCA”) provides that a corporation may, in certain circumstances, indemnify a director or officer of the corporation, a former director or officer of the corporation, a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or other body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his conduct was lawful. A director or officer is entitled to indemnification as a matter of right if he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The by-laws of the Registrant provide that it shall indemnify Indemnified Persons of such Registrant to the maximum extent permitted by the ABCA or CBCA, as applicable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

The Registrant carries certain insurance coverage, in respect of potential claims against its respective directors and officers and in respect of losses of which the Registrant may be required or permitted by law to indemnify its directors and officers.

EXHIBITS

Exhibit Number	Description

4.1*	Compton Petroleum Corporation’s Material Change Report dated January 16, 2009 relating to the appointment of Compton’s Petroleum Corporation’s President and Chief Executive Officer (incorporated by reference to the Registrant’s Form F-10 filed with the Commission on September 10, 2009, Commission File No. 333-161851).

4.2*	The annual information form of Compton Petroleum Corporation dated March 23, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2009, Commission File No. 001-32643).

4.3*	Compton’s Petroleum Corporation’s audited consolidated balance sheets as at December 31, 2008 and 2007 and the consolidated statements of earnings (loss) and other comprehensive income, retained earnings and cash flows for each of the three years in the period ended December 31, 2008, together with the reports of the auditors thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2009, Commission File No. 001-32643).

4.4*	Compton Petroleum Corporation’s Management’s Discussion and Analysis for the year ended December 31, 2008 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2009, Commission File No. 001-32643).

4.5*	Compton Petroleum Corporation’s Management Proxy Circular dated March 23, 2009 (incorporated by reference to the Registrant’s Form F-10 filed with the Commission on September 10, 2009, Commission File No. 333-161851).

4.6*	Compton Petroleum Corporation’s unaudited interim comparative consolidated financial statements for the three and six month periods ended June 30, 2009 and 2008 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on August 6, 2009, Commission File No. 001-32643).

4.7*	Compton Petroleum Corporation’s Management’s Discussion and Analysis for the six months ended June 30, 2009 and 2008 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on August 6, 2009, Commission File No. 001-32643).

4.8*	Form of Warrant Indenture between Compton Petroleum Corporation and Computershare Trust Company of Canada (incorporated by reference to the Registrant’s Form F-10/A filed with the Commission on September 18, 2009, Commission File No. 333-161851).

5.1**	Consent of Grant Thornton LLP.

5.2**	Consent of Stikeman Elliot LLP.

6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

*	Previously filed.
**	Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item	1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item	2. Consent to Service of Process.

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to the Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 18th day of September, 2009.

COMPTON PETROLEUM CORPORATION

By:	/s/ Tim Granger
Name: Tim Granger Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim Granger, President and Chief Executive Officer, and C.W. Leigh Cassidy, Vice President Finance and Chief Financial Officer, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 18, 2009.

Signature	Title

/s/ Tim Granger Tim Granger	President, Chief Executive Officer and Director

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/s/ C.W. Leigh Cassidy C.W. Leigh Cassidy	Vice President Finance and Chief Financial Officer

/s/ Mel F. Belich Mel F. Belich	Chairman of the Board of Directors

/s/ J. Stephens Allan J. Stephens Allan	Director

David M. Fitzpatrick	Director

/s/ R. Bradley Hurtubise R.Bradley Hurtubise	Director

/s/ Irvine J. Koop Irvine J. Koop	Director

/s/ Peter K. Seldin Peter K. Seldin	Director

/s/ Warren M. Shimmerlik Warren M. Shimmerlik	Director

/s/ Jeffrey T. Smith Jeffrey T. Smith	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States on this 18th day of September, 2009.

COMPTON PETROLEUM (U.S.A.) CORPORATION

By:	/s/ C.W. Leigh Cassidy
Name: C.W. Leigh Cassidy Title: Vice President Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

4.1*	Compton Petroleum Corporation’s Material Change Report dated January 16, 2009 relating to the appointment of Compton’s Petroleum Corporation’s President and Chief Executive Officer (incorporated by reference to the Registrant’s Form F-10 filed with the Commission on September 10, 2009, Commission File No. 333-161851).

4.2*	The annual information form of Compton Petroleum Corporation dated March 23, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2009, Commission File No.001-32643).

4.3*	Compton’s Petroleum Corporation’s audited consolidated balance sheets as at December 31, 2008 and 2007 and the consolidated statements of earnings (loss) and other comprehensive income, retained earnings and cash flows for each of the three years in the period ended December 31, 2008, together with the reports of the auditors thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2009, Commission File No. 001-32643).

4.4*	Compton Petroleum Corporation’s Management’s Discussion and Analysis for the year ended December 31, 2008 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2009, Commission File No. 001-32643).

4.5*	Compton Petroleum Corporation’s Management Proxy Circular dated March 23, 2009 (incorporated by reference to the Registrant’s Form F-10 filed with the Commission on September 10, 2009, Commission File No. 333-161851).

4.6*	Compton Petroleum Corporation’s unaudited interim comparative consolidated financial statements for the three and six month periods ended June 30, 2009 and 2008 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on August 6, 2009, Commission File No. 001-32643).

4.7*	Compton Petroleum Corporation’s Management’s Discussion and Analysis for the six months ended June 30, 2009 and 2008 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on August 6, 2009, Commission File No. 001-32643).

4.8*	Form of Warrant Indenture between Compton Petroleum Corporation and Computershare Trust Company of Canada. (incorporated by reference to the Registrant’s Form F-10/A filed with the Commission on September 18, 2009, Commission File No. 333-161851).

5.1**	Consent of Grant Thornton LLP.

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5.2**	Consent of Stikeman Elliot LLP.

6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

*	Previously filed.
**	Filed herewith.

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